Exhibit 10.15
May 29, 2009
Via FedEx Airbill No. 797635092471
and Facsimile (918) 388-9500
Mr. James Kincaid
Resolute Natural Resources Company
320 South Boston, Suite 840
Tulsa, Oklahoma 74103
RE:  Western Contract No. P0803131FC dated March 17, 2008
         (the “Agreement”)
Dear Mr. Kincaid:
     This letter is to advise you that Western Refining Southwest, Inc. (“Western”) has elected to terminate the referenced Agreement. Under the “Term” section on page 1 of the Agreement, the Agreement was effective on May 1, 2008, with automatic month-to-month extensions thereafter subject to a ninety (90) day written notice of cancellation.
     This letter serves as Western’s ninety (90) day written notice that the Agreement will terminate, effective August 31, 2009.
     If you have any questions, please feel free to contact me.

Sincerely, WESTERN REFINING
/s/ Michael K. Wheatley
Michael K. Wheatley
Vice President — Raw Material Supply & Logistics Western Refining Southwest, Inc.